UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2014

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation FD Disclosure.

On September 28, 2014, NiSource Inc. (“NiSource”) issued a press release announcing that its board of directors has approved in principle plans to separate its natural gas pipeline and related businesses into a stand-alone publicly traded company (the “Separation”). The press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

NiSource is hosting an Investor Day in New York City today, September 29, 2014, beginning at 8:30 a.m. EDT and concluding at 12:00 p.m. EDT during which NiSource’s executive management will provide a general business update and discuss the Separation. A copy of the Investor Day slide presentation is furnished as Exhibit 99.2 to this report and is incorporated herein by reference. The Investor Day presentation will be available via live webcast and archived for future viewing through a link on NiSource’s website, www.nisource.com.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued on September 28, 2014

99.2	Slide Presentation of NiSource Inc. dated September 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

September 29, 2014	By:	/s/ Robert E. Smith
Robert E. Smith Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued on September 28, 2014

99.2	Slide Presentation of NiSource Inc. dated September 29, 2014